EDISON INTERNATIONAL EQUITY COMPENSATION PLAN

            1999 Statement of Terms and Conditions of Plan Awards for
                 Executive Officers and Key Management Employees


1999 awards (Plan Awards) made under the Edison Equity Compensation Plan (Plan) to eligible recipients (Holders) at Edison International (EIX) or its participating affiliates (the Companies, or individually, the Company) include EIX nonqualified stock options to purchase EIX Common Stock (EIX Options), EIX Option dividend equivalents (Dividend Equivalents), Edison Mission Energy or Edison Capital affiliate option performance awards (Affiliate Options) and Edison Enterprises affiliate cash value added performance awards (CVA Performance Awards) which are subject to the following terms and conditions:

1.  PRICE

(a) The exercise price of an EIX Option stated in the award certificate is the average of the high and low sales prices of EIX Common Stock as reported in the Western Edition of The Wall Street Journal for the New York Stock Exchange Composite Transactions for the date of the award.

(b) The annual exercise price of an Affiliate Option will be the base price stated in the award certificate escalated by an annual compound appreciation rate linked to the affiliate's cost of capital plus an overhead allowance. Upon any significant subsequent change in the affiliate's cost of capital, the
Affiliate Option exercise price for that year may be redetermined and prospectively indexed reflecting the affiliate's revised appreciation rate.

2. VESTING

(a) Subject to the provisions of Section 3, Plan Awards may only be exercised or paid to the extent vested. The initial vesting date will be January 2nd of the year following the date of the grant, or six months after the date of the grant, whichever date is later.
The Plan Awards will vest as follows:

o On the initial vesting date, the Plan Awards will vest as to 25% of the covered shares or units.

o On January 2nd of the following year, the Plan Awards will vest as to an additional 25% of the covered shares or units.

o On January 2nd of the following year, the Plan Awards will vest as to an additional 25% of the covered shares or units.

o On January 2nd of the fourth year following the date of grant, the Plan Awards will be fully vested.

(b) The vested portions of the Plan Award will accumulate to the extent not exercised, and be exercisable by the Holder subject to the provisions of Section 3, in whole or in part, in any subsequent period but not later than the first business day of the 10th calendar year following the date of the award, or, in the case of Affiliate Options, not later than the end of the final 60-day exercise period.

(c) If the Holder retires, dies or is permanently and totally disabled during the four-year vesting period, the Plan Awards will vest and be exercisable to the extent of 1/48th of the aggregate number of shares or units granted for each full month of service during the vesting period. Notwithstanding the foregoing, the Plan Award of a Holder who has served as a member of the Southern California Edison Company Management Committee will be fully vested and exercisable upon his or her retirement, death or permanent and total disability.

(d) Upon termination of a Holder's employment for any reason other than the reasons specified in Subsection (c), only that portion of the Plan Award which has vested as of the prior vesting date may be exercised, and that portion will be forfeited unless exercised within 180 days following the date of termination, or in the case of Affiliate Options, the first 60-day exercise period following the date of termination. Any earned and vested Dividend Equivalents remaining unpaid will be paid upon expiration of the 180-day period.

(e)  Notwithstanding  the  foregoing,  Plan Awards may vest in  accordance  with
Section 3.4 of the Plan as a result of certain events, including liquidation of EIX or merger, reorganization or consolidation of EIX as a result of which EIX is not the surviving corporation. Upon a change of control of EIX following the occurrence of a Distribution Date, as that term is defined in the Rights Agreement approved by the EIX Board of Directors on November 20, 1996, the Plan Awards will vest and will remain exercisable for at least two years following the Distribution Date, or in the case of Affiliate Options, through the first exercise period occurring at least two years after such date. During that period, (i) the Plan may not be terminated, (ii) individual awards may not be cashed out, terminated, or modified without the Holder's consent, and (iii) valuation procedures and exercise periods will occur on a basis consistent with past practice.

3. PLAN AWARD EXERCISE

(a) The Holder may exercise a Plan Award by providing written notice to EIX on the form prescribed by EIX for this purpose accompanied by full payment of any applicable exercise price. Payment must be in cash, or its equivalent, such as EIX Common Stock, acceptable to EIX. A "cashless" exercise will be accommodated for all Affiliate Options, and may be accommodated for EIX Options at the discretion of EIX. Until payment is accepted, the Holder will have no rights in the optioned stock. Earned Dividend Equivalents may not be directly applied to payment of the exercise price for EIX Options.

(b) EIX Options may be exercised at any time after they have vested through the first business day of the 10th calendar year following the date of the award and CVA Performance Awards that have been translated into EIX Common Stock Units (EIX Units) as provided in Section 5(b) may be exercised at any time after they have vested through the first business day of the 10th calendar year following the date of the award. Affiliate Options may be exercised after they have vested, but only during an annually specified 60-day period following the fiscal year end and the completion of an independently reviewed valuation report which indicates a share value for the fiscal year higher than the applicable Affiliate Option exercise price for that period. The final 60-day Affiliate Option exercise period will commence no later than the end of the second quarter of the 10th calendar year following the date of the award. Subject to Section 9, Affiliate Options are payable in cash upon exercise to the extent the actual value of an affiliate share exceeds the applicable exercise price.

(c) The Holder agrees that any securities acquired by him or her hereunder are being acquired for his or her own account for investment and not with a view to or for sale in connection with any distribution thereof and that he or she understands that such securities may not be sold, transferred, pledged, hypothecated, alienated, or otherwise assigned or disposed of without either registration under the Securities Act of 1933 or compliance with the exemption provided by Rule 144 or another applicable exemption under such act.

(d) In accordance with Section 3.5(e) of the Plan, the Holder will have no right or claim to any specific funds, property or assets of EIX as a result of the award.

4. EIX OPTION DIVIDEND EQUIVALENTS

(a) An EIX Dividend Equivalent account will be established on behalf of the Holder if Dividend Equivalents have been granted pursuant to the award. This account may be credited with all or a portion of the dividends payable after the date of the award on the number of shares of stock covered by the related EIX Option award depending upon EIX performance during the first three years of the Plan Award term as provided in Subsection (b). No amount will be credited prior to January 2nd of the third year following the date of the award. No Dividend Equivalent will accrue on any related EIX Option exercised during that period regardless of EIX performance. Dividend Equivalents credited on any related EIX Option will accumulate in this account without interest and will vest on the same schedule as the related EIX Option to purchase the corresponding shares of EIX Common Stock. Once earned and vested, the Dividend Equivalents will be paid upon the earlier of (i) the request of the holder at any time prior to the final year of the Plan Award term regardless of whether the related EIX Option is exercised, (ii) the exercise of the related EIX Option, or (iii) the expiration or termination of the related EIX Option. Upon such payment, no further Dividend Equivalents will accrue even if the related EIX Option remains outstanding and exercisable.

(b) Dividend Equivalents related to EIX Options are subject to a performance measure based on the percentile ranking of EIX total shareholder return (TSR) compared to the TSR for each stock in the Dow Jones Electric Utilities Group Index. The percentile ranking will be measured at the completion of the first three years of the Plan Award term . If the EIX average ranking is in the 60th percentile or higher for the 3-year period, 100% of the Dividend Equivalents will be earned from the date of grant through the date the related EIX Option is exercised or the date the Dividend Equivalents are paid, whichever is earlier. If the EIX average ranking is in the 25th percentile, 25% of the Dividend Equivalents will be earned. No Dividend Equivalents will be earned for performance below the 25th percentile, and a pro rata amount will be earned for performance between the 25th and 60th percentiles.

Dividend Equivalents related to unexercised EIX Options that were not earned due to the limitations of this Subsection (b) may be earned back as of the end of each of the last five years of the Plan Award term if it is determined at that point that the EIX cumulative average TSR percentile ranking equals or exceeds the 60th percentile.

5. PERFORMANCE AWARDS

(a) Affiliate Options are performance awards under the Plan similar to stock options but based on shares of hypothetical affiliate stock created for this purpose only. The Affiliate Option exercise prices are derived by applying a compound annual appreciation rate, based on the affiliate's cost of capital and an allowance for corporate overhead, to the base price of a share. Following the end of each calendar year during the Plan Award term, new affiliate share prices will be computed. If the affiliate share value exceeds the exercise price for that period, any portion of the vested Affiliate Option may be exercised by the Holder in accordance with Section 3 and the difference will be paid in cash to the Holder. If a change in the affiliate's cost of capital has occurred that significantly affects the new share price valuation, the Affiliate Option exercise prices may be redetermined (i) for that year to reflect the same intrinsic value result (gain or loss) that would have existed using the previous cost of capital, and (ii) for subsequent years by applying the revised appreciation rate.

(b) CVA Performance Awards under the Plan are based on cash value created at the affiliate and allocated to Holders for this purpose only. Following the end of the first year of the ten-year Plan Award term, the cash value added at the affiliate during the first year will be determined. Each Holder's share of any cash value added during the first year of the Plan Award term will be translated into EIX Units and credited to the Holder's account under the Plan as of the first business day of the second year of the Plan Award term (Crediting Date) based on the average of the high and low prices of EIX Common Stock on the Crediting Date as determined in accordance with 1(a) above.. The EIX Units will be 25% vested as of the Crediting Date, and will continue to vest at the rate of 25% per year as provided under Section 2. The Holder's account will be credited thereafter with any dividends payable on a comparable number of shares of EIX Common Stock as of the quarterly ex-dividend date. Dividends so credited will be translated into additional EIX Units based on the closing price of EIX Common Stock on that date as reported in the Western Edition of the Wall Street Journal and will be credited with dividends in subsequent quarters. Once vested, the Holder may elect payment of the EIX Units in cash at any time. If not elected sooner, the EIX Units will be paid in cash to the Holder at the end of the Plan Award term.

6. DELAYED PAYMENT OR DELIVERY OF PLAN AWARD GAINS

Notwithstanding the term of any Plan Award, Holders who are eligible to defer salary under the EIX Executive Deferred Compensation Plan (EDCP) may irrevocably elect to alternatively exercise all or a portion of any vested Plan Award pursuant to the Option Gain Deferral Program (OGDP) in the case of EIX Options, or the EDCP in the case of Dividend Equivalents or performance awards, and defer gains that would otherwise be realized upon exercise of the Plan Award. To make such an election, the Holder must submit a signed alternative exercise agreement in the form approved by the Administrator at least six months prior to the expiration date of the Plan Award. The Plan Award may generally not be exercised for six months thereafter. Any subsequent exercises will be subject to the terms, conditions and restrictions of the OGDP or the EDCP, as applicable.

7. TRANSFER AND BENEFICIARY

(a) The Plan Awards will not be transferable by the Holder. During the lifetime of the Holder, the Plan Award will be exercisable only by him or her. The Holder may designate a beneficiary who, upon the death of the Holder, will be entitled to exercise the then vested portion of the Plan Award during the remaining term subject to the provisions of the Plan and these terms and conditions.

(b) Notwithstanding the foregoing, Plan Awards of the CEOs of EIX, Edison Mission Energy, Edison Capital and Edison Enterprises, the COO of Southern California Edison and the EVPs of EIX are transferable to a spouse, children or grandchildren, or trusts or other vehicles established exclusively for their benefit. Any transfer request must specifically be authorized by EIX in writing and shall be subject to any conditions, restrictions or requirements as the administrator may determine.

8.  TERMINATION OF PLAN AWARDS

As set forth in Section 2(d), in the event of termination of the employment of the Holder for any reason other than retirement, permanent and total disability or death of the Holder, Plan Awards will terminate 180 days from the date on which such employment terminated, or in the case of Affiliate Options, at the end of the first 60-day exercise period following the employment termination date. In addition, the Plan Awards may be terminated if EIX elects to substitute cash awards as provided under Section 12.

9. TAXES

EIX will have the right to retain and withhold the amount of taxes required by any government to be withheld or otherwise deducted and remitted with respect to the exercise of any Plan Award. In its discretion, EIX may require the Holder to reimburse EIX for any such taxes required to be withheld by EIX and may withhold any distribution in whole or in part until EIX is so reimbursed. In lieu thereof, EIX will have the right to withhold from any other cash amounts due from EIX to the Holder an amount equal to such taxes required to be withheld by EIX to reimburse EIX for any such taxes or to retain and withhold a number of shares of EIX Common Stock having a market value equal to the taxes and cancel (in whole or in part) the shares in order to reimburse EIX for the taxes.

Each recipient of an EIX Option must attach a statement to his or her federal and state tax returns for the year in which the EIX Option was granted containing certain information specified in tax regulations. A sample statement is attached as Exhibit 1.

10. CONTINUED EMPLOYMENT

(a) Nothing in the award certificate or this Statement of Terms and Conditions will be deemed to confer on the Holder any right to continue in the employ of EIX or an EIX affiliate or interfere in any way with the right of the employer to terminate his or her employment at any time.

(b) In the event employment is terminated, except as a result of death, disability, or retirement under the Southern California Edison Company Retirement Plan, or a successor plan, whether voluntarily or otherwise, the restrictions of Section 2(d) will apply.

11. NOTICE OF DISPOSITION OF SHARES

Holder agrees that if he or she should dispose of any shares of stock acquired on the exercise of EIX Options, including a disposition by sale, exchange, gift or transfer of legal title within six months from the date such shares are transferred to the Holder, the Holder will notify EIX promptly of such disposition.

12. AMENDMENT

The Plan Awards are subject to the terms of the Plan as amended from time to time. EIX reserves the right to substitute cash awards substantially equivalent in value to the Plan Awards. If Holder transfers to another company within the EIX affiliated group, any gain in value of any Performance Awards held will be frozen as of the next valuation date but the Performance Award will remain exercisable for its original term. An EIX Option award will be issued for the remaining award term based on the Black-Scholes valuation of the remaining term of the Performance Award and the Black-Scholes valuation of EIX options as of the transfer date assuming a term equal to such remaining term. The Plan Awards may not otherwise be restricted or limited by any Plan amendment or termination approved after the date of the award without the Holder's consent.

13. FORCE AND EFFECT

The various provisions herein are severable in their entirety. Any determination of invalidity or unenforceability of any one provision will have no effect on the continuing force and effect of the remaining provisions.

14. GOVERNING LAW

The terms and conditions of the Plan Awards will be construed under the laws of the State of California.

15. NOTICE

Unless waived by EIX, any notice required under or relating to the Plan Awards must be in writing, with postage prepaid, addressed to: Edison International,
Attn: Corporate Secretary, P.O. Box 800, Rosemead, CA 91770


EDISON INTERNATIONAL


Lillian R. Gorman
-------------------------------------------
Lillian R. Gorman, Vice President

                                    EXHIBIT 1

                        STATEMENT PURSUANT TO INCOME TAX
                          REGULATION SECTION 1.61-15(c)

This statement is attached to my income tax return in compliance with the requirements of Income Tax Regulation ss.1.61-15(c) relative to a nonqualified stock option I received on _____________, 19__.


(1) Name and address of the taxpayer:

         John Q. Doe
         1234 Your Street
         Anywhere, CA  90000

(2) Description of Securities subject to the option:

     On   ____________,  19__, I was granted a  nonqualified  stock  option covering _______ shares of Edison International common stock.

(3) Period during which the option is exercisable:

The option vests and becomes exercisable as to one-fourth of the covered shares on January 2, 1999 (or six months after the date of grant if later), January 2, 2000, January 2, 2001 and January 2, 2002, respectively. To the extent vested, the option may be exercised at any time through January 2, 2008.

(4) Whether the option had an ascertainable market value:

     The option did not have a readily ascertainable fair market value on the date of the grant.

(5) Whether the option was granted as compensation:

     The option was granted as compensation and is subject to Reg.ss.1.61-15(a).


Respectfully Submitted,

EDISON INTERNATIONAL LOGO


                            EQUITY COMPENSATION PLAN

                             1999 AWARD CERTIFICATE




This award is made by Edison International to (Name) ("Employee") as of January 4, 1999, pursuant to the Equity Compensation Plan. Edison International hereby grants to Employee, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option to purchase the following:


           ----------------------------------------------------------
              (#) shares of authorized Edison International Common
              Stock, (#) with dividend equivalents and (#) without
             dividend equivalents, at an exercise price of $28.125
                                   per share.
           ----------------------------------------------------------



This award is made subject to the conditions contained in the 1999 Statement of Terms and Conditions which is incorporated herein by reference.





Edison International



By:   LILLIAN R. GORMAN
      ------------------------
      LILLIAN R. GORMAN